EXHIBIT 99.1
News Release

Contacts: Media – Barry L. Racey, Director, Government and Public Relations (513) 425-2749
Investors – Albert E. Ferrara, Jr., Senior Vice President, Corporate Strategy and Investor Relations (513) 425-2888

AK STEEL REPORTS FINANCIAL RESULTS FOR FIRST QUARTER OF 2013

1st Quarter 2013 Performance Summary

•	Shipments of 1,289,800 tons

•	Sales of $1.37 billion with an average selling price of $1,062 per ton

•	Net loss of $9.9 million, or $0.07 per diluted share – a significant quarter-to-quarter improvement

•	Adjusted EBITDA of $66.8 million – a $50 million improvement from 4Q 2012

•	Strong liquidity of approximately $1.1 billion

WEST CHESTER, OH, April 23, 2013 – AK Steel (NYSE: AKS) today reported a net loss of $9.9 million, or $0.07 per diluted share of common stock, for the first quarter ended March 31, 2013, compared to a net loss of $11.8 million, or $0.11 per diluted share, for the first quarter of 2012. This also compares to a net loss of $230.4 million, or $1.89 per diluted share, or an adjusted net loss of $36.6 million, or $0.30 per diluted share, for the fourth quarter of 2012. The adjusted net loss for the fourth quarter of 2012 excludes a pension corridor charge and a non-cash income tax charge as a result of a change in a deferred tax asset valuation allowance and is reconciled below.
Net sales for the first quarter of 2013 were $1,369.8 million on shipments of 1,289,800 tons, compared to net sales of $1,508.7 million on shipments of 1,325,900 tons for the year-ago first quarter and net sales of $1,423.1 million on shipments of 1,406,100 tons for the fourth quarter of 2012. The decreased shipments in the first quarter of 2013 compared to both prior periods were primarily due to lower shipments to the carbon spot market, partially offset by increased shipments to the automotive market.
The company said its average selling price for the first quarter of 2013 was $1,062 per ton, a 7% decrease from the first quarter of 2012, but a 5% increase from the fourth quarter of 2012. The higher average selling price for the first quarter of 2013 compared to the fourth quarter of 2012 was primarily due to a higher value-added product mix and higher carbon spot market prices, partially offset by lower selling prices for electrical steel products globally. The lower average selling price for the first quarter of 2013 compared to the first quarter of 2012 was primarily due to lower spot market prices for carbon steel products, reduced raw material surcharges and lower selling prices for electrical steel products globally.
The company reported adjusted EBITDA (as defined in the “Use of Non-GAAP Financial Measures” section below) of $66.8 million, or $52 per ton, for the first quarter of 2013 compared to adjusted EBITDA of $48.9 million, or $37 per ton, for the year-ago first quarter and adjusted EBITDA of $16.8 million, or $12 per ton, for the fourth quarter of 2012. The adjusted EBITDA excludes EBITDA of noncontrolling interests. This improvement was the result of a higher value-added product mix and lower raw material costs, primarily for iron ore, coal, carbon scrap and coke. The lower raw material costs included benefits from energy credits received through the company’s contractual supplier arrangements with SunCoke Energy, Inc. pertaining to its Haverhill cokemaking facility. These first quarter improvements were partly offset by higher-than-anticipated operating costs associated with the company’s Middletown Works blast furnace and a lower LIFO credit. The 2013 first quarter results include a LIFO credit of $6.0 million, compared to a LIFO credit of $12.4 million in the first quarter of 2012 and a LIFO credit of $30.8 million for the fourth quarter of 2012.
“AK Steel’s results reflect significant progress for the company during the first quarter,” said James L. Wainscott, Chairman, President and CEO. “We experienced increased shipments to the automotive market, a higher-priced product mix, and lower costs, primarily for raw materials.”

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Mr. Wainscott added, “While the automotive market was a bright spot for our business, markets remained challenging for some products, particularly those in the spot market. Simply put, global steelmaking capacity continues to exceed demand. Additionally, the cyclical improvement in spot market pricing we normally see during the first quarter did not materialize and is expected to occur later this year.”
The company ended the first quarter of 2013 with total liquidity of $1,052.6 million, consisting of cash and cash equivalents and $874.4 million of availability under the company’s revolving credit facility. There were no outstanding borrowings under the company’s revolving credit facility as of March 31, 2013.

Second Quarter 2013 Outlook
Consistent with its current practice, the company said that it will provide detailed guidance for its second quarter results in June. In advance of this guidance, the company indicated that it will have a planned seven-day maintenance outage at its Middletown blast furnace in the second quarter, which is the first major maintenance outage that has been required for that furnace since a major reline in 2009. Total maintenance outage costs, including the Middletown blast furnace, are expected to be about $21 million in the second quarter of 2013, compared to $1 million in the first quarter of 2013. The company expects the increased maintenance outage costs in the second quarter to be mostly offset as a result of lower costs, primarily for raw materials.

Safe Harbor Statement
The statements in this release with respect to future results reflect management’s estimates and beliefs and are intended to be, and hereby are identified as “forward-looking statements” for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “anticipates,” “believes,” “intends,” “plans,” “estimates” and other similar references to future periods typically identify such forward-looking statements. The company cautions readers that such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those currently expected by management, including those risks and uncertainties discussed in the company’s Annual Report on Form 10-K for the year ended December 31, 2012, as updated in subsequent Current Reports on Form 8-K filed with or furnished to the Securities and Exchange Commission. Except as required by law, the company disclaims any obligation to update any forward-looking statements to reflect future developments or events.

AK Steel
AK Steel produces flat-rolled carbon, stainless and electrical steels, primarily for automotive, infrastructure and manufacturing, construction and electrical power generation and distribution markets. The company employs about 6,100 men and women in Middletown, Mansfield, Coshocton and Zanesville, Ohio; Butler, Pennsylvania; Ashland, Kentucky; Rockport, Indiana; and its corporate headquarters in West Chester, Ohio. Additional information about AK Steel is available on the company’s web site at www.aksteel.com.
AK Tube LLC, a wholly-owned subsidiary of AK Steel, employs about 300 men and women in plants in Walbridge, Ohio and Columbus, Indiana. AK Tube produces carbon and stainless electric resistance welded (ERW) tubular steel products for truck, automotive and other markets. Additional information about AK Tube LLC is available on its web site at www.aktube.com.
AK Coal Resources, Inc., another wholly-owned subsidiary of AK Steel, controls and is developing metallurgical coal reserves in Somerset County, Pennsylvania. AK Steel also owns 49.9% of Magnetation LLC, a joint venture headquartered in Grand Rapids, Minnesota, which produces iron ore concentrate from previously mined ore reserves.

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AK STEEL HOLDING CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars and shares in millions, except per share and per ton data)

	Three Months Ended
	March 31,
	2013	2012
Shipments (000 tons)	1,289.8	1,325.9
Selling price per ton	$1,062	$1,138

Net sales	$1,369.8	$1,508.7

Cost of products sold	1,252.3	1,409.0
Selling and administrative expenses	51.6	55.8
Depreciation	48.6	48.3
Pension and OPEB expense (income)	(15.9)	(8.5)
Total operating costs	1,336.6	1,504.6

Operating profit	33.2	4.1

Interest expense	31.0	16.2
Other income (expense)	1.8	0.9

Income (loss) before income taxes	4.0	(11.2)

Income tax provision (benefit) (1)	(2.8)	(4.3)

Net income (loss)	6.8	(6.9)
Less: Net income attributable to noncontrolling interests (1)	16.7	4.9

Net income (loss) attributable to AK Steel Holding Corporation	$(9.9)	$(11.8)

Basic and diluted earnings per share:
Net income (loss) attributable to AK Steel Holding Corporation	$(0.07)	$(0.11)

Weighted-average shares outstanding:
Basic	135.7	110.0
Diluted	135.7	110.0

Dividends declared and paid per share	$—	$0.05

(1)    As a result of changes to the legal structure of SunCoke Middletown, income taxes are no longer being allocated to the separate financial statements of SunCoke Middletown beginning in the first quarter of 2013. This change has no effect on the net income (loss) attributable to AK Steel Holding Corporation.

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AK STEEL HOLDING CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Dollars in millions, except per share amounts)

	March 31, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$191.8	$227.0
Accounts receivable, net	516.4	473.9
Inventory, net	664.0	609.2
Other current assets	120.4	132.6
Total current assets	1,492.6	1,442.7
Property, plant and equipment	5,952.4	5,943.9
Accumulated depreciation	(3,980.1)	(3,931.6)
Property, plant and equipment, net	1,972.3	2,012.3
Other non-current assets	441.2	448.1
TOTAL ASSETS	$3,906.1	$3,903.1

LIABILITIES AND EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$592.4	$538.3
Accrued liabilities	185.7	164.8
Current portion of long-term debt	0.7	0.7
Current portion of pension and other postretirement benefit obligations	109.8	108.6
Total current liabilities	888.6	812.4
Long-term debt	1,411.9	1,411.2
Pension and other postretirement benefit obligations	1,607.7	1,661.7
Other non-current liabilities	107.6	108.8
TOTAL LIABILITIES	4,015.8	3,994.1

Equity (deficit):
Common stock, authorized 200,000,000 shares of $.01 par value each; issued 149,597,084 and 149,094,571 shares in 2013 and 2012; outstanding 136,310,324 and 135,944,172 shares in 2013 and 2012	1.5	1.5
Additional paid-in capital	2,073.6	2,069.7
Treasury stock, common shares at cost, 13,286,760 and 13,150,399 shares in 2013 and 2012	(173.9)	(173.3)
Accumulated deficit	(2,414.2)	(2,404.3)
Accumulated other comprehensive income (loss)	(18.6)	1.1
Total stockholders’ equity (deficit)	(531.6)	(505.3)
Noncontrolling interests	421.9	414.3
TOTAL EQUITY (DEFICIT)	(109.7)	(91.0)
TOTAL LIABILITIES AND EQUITY (DEFICIT)	$3,906.1	$3,903.1
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AK STEEL HOLDING CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in millions)

	Three Months Ended
	March 31,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$6.8	$(6.9)
Depreciation	45.1	44.9
Depreciation—SunCoke Middletown	3.5	3.4
Amortization	5.9	6.3
Deferred income taxes	(4.4)	(9.4)
Pension and OPEB expense (income)	(15.9)	(8.5)
Contributions to pension trust	(30.0)	(28.7)
Other postretirement benefit payments	(18.1)	(16.3)
Changes in working capital	(9.6)	(150.7)
Changes in working capital—SunCoke Middletown	3.3	7.9
Other operating items, net	6.4	8.0
Net cash flows from operating activities	(7.0)	(150.0)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital investments	(15.5)	(10.5)
Capital investments—SunCoke Middletown	(1.0)	(19.2)
Other investing items, net	0.8	(0.2)
Net cash flows from investing activities	(15.7)	(29.9)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings under credit facility	—	(105.0)
Proceeds from issuance of long-term debt	—	373.3
Redemption of long-term debt	(0.2)	(73.5)
Debt issuance costs	(1.5)	(8.2)
Purchase of treasury stock	(0.6)	(1.7)
Common stock dividends paid	—	(5.5)
SunCoke Middletown distributions to noncontrolling interest owners	(9.1)	—
Other financing items, net	(1.1)	0.8
Net cash flows from financing activities	(12.5)	180.2

Net increase (decrease) in cash and cash equivalents	(35.2)	0.3
Cash and cash equivalents, beginning of period	227.0	42.0
Cash and cash equivalents, end of period	$191.8	$42.3
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AK STEEL HOLDING CORPORATION
NON-GAAP FINANCIAL MEASURES
(Unaudited)
(Dollars in millions)

In certain of its disclosures in this news release, the company has reported adjusted EBITDA and adjusted net income (loss). The company has made these adjustments because management believes that doing so enhances the understanding of the company’s financial results.
EBITDA is an acronym for earnings before interest, taxes, depreciation and amortization. It is a metric that is sometimes used to compare the results of companies by removing the effects of different factors that might otherwise make comparisons inaccurate or inappropriate. For purposes of this news release, the company has made an adjustment to EBITDA in order to exclude the effect of noncontrolling interests. For purposes of this report, “adjusted EBITDA” is defined as net income (loss) attributable to AK Holding, plus income tax provision (benefit), net interest expense, depreciation and amortization and pension corridor charges. Adjusted EBITDA is presented because the company believes it is a useful indicator of its performance and ability to meet debt service and capital expenditure requirements. It is not, however, intended as an alternative measure of operating results or cash flow from operations as determined in accordance with generally accepted accounting principles. Adjusted EBITDA is not necessarily comparable to similarly titled measures used by other companies.
Management believes that reporting adjusted net income (loss), as a total and on a per share basis, which is defined as net income (loss) with the pension corridor charge and charge for deferred tax asset valuation allowance excluded, more clearly reflects the company’s current operating results and provides investors with a better understanding of the company’s overall financial performance.  In addition, the adjusted results, although not a financial measure under GAAP, facilitate the ability to analyze the company’s financial results in relation to those of its competitors and to the company’s prior financial performance by excluding items which otherwise would distort the comparison. Also, although the tax valuation charge reduces reported net income (loss), it is a non-cash charge.
Management views the reported results of adjusted EBITDA and adjusted net income (loss) as important operating performance measures and believes that the GAAP financial measure most directly comparable is net income (loss) (as a total and on a per share basis).  Adjusted EBITDA and adjusted net income (loss) are used by management as a supplemental financial measure to evaluate the performance of the business.  Management believes that these non-GAAP measures, when analyzed in conjunction with the company’s GAAP results and the accompanying reconciliations, provide additional insight into the financial trends of the company’s business versus the GAAP results alone.
Neither current nor potential investors in the company’s securities should rely on the adjusted EBITDA and adjusted net income (loss) results as a substitute for any GAAP financial measure and the company encourages current and potential investors to review the reconciliations of adjusted EBITDA and adjusted net income (loss) to the comparable GAAP financial measure.

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The following schedules reflect the reconciliations of the non-GAAP quarterly financial measures discussed in this news release:

Reconciliation of Adjusted EBITDA

	Three Months Ended		Three Months Ended
	March 31,		Dec 31,
	2013	2012	2012
Net income (loss) attributable to AK Holding	$(9.9)	$(11.8)	$(230.4)
Noncontrolling interests	16.7	4.9	8.8
Income tax provision (benefit)	(2.8)	(4.3)	22.7
Interest expense	31.0	16.2	26.3
Interest income	(0.7)	(0.1)	(0.1)
Depreciation	48.6	48.3	47.1
Amortization	4.1	6.9	2.8
EBITDA	87.0	60.1	(122.8)
Less: EBITDA of noncontrolling interests	20.2	11.2	17.7
Pension corridor charge	—	—	157.3
Adjusted EBITDA	$66.8	$48.9	$16.8

Reconciliation of Adjusted Net Income (Loss)

(dollars in millions, except per share data)	Three Months Ended December 31, 2012
Reconciliation to Net Income (Loss) Attributable to AK Steel Holding
Adjusted net income (loss) attributable to AK Steel Holding Corporation	$(36.6)
Pension corridor charge (net of tax)	(97.4)
Non-cash income tax charge from change in deferred tax asset valuation allowance	(96.4)
Net income (loss) attributable to AK Steel Holding Corporation, as reported	$(230.4)

Reconciliation to Basic and Diluted Earnings (Loss) per Share
Adjusted basic and diluted earnings (loss) per share	$(0.30)
Pension corridor charge	(0.80)
Non-cash income tax charge from change in deferred tax asset valuation allowance	(0.79)
Basic and diluted earnings (loss) per share, as reported	$(1.89)

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AK STEEL HOLDING CORPORATION
STEEL SHIPMENTS
(Unaudited)
(Tons in thousands)

	Three Months Ended
	March 31,
	2013	2012
Tons Shipped by Product
Stainless/electrical	204.4	214.9
Coated	577.1	583.2
Cold-rolled	277.4	286.0
Tubular	31.5	36.3
Subtotal value-added shipments	1,090.4	1,120.4
Hot-rolled	172.3	170.5
Secondary	27.1	35.0
Subtotal non value-added shipments	199.4	205.5
Total shipments	1,289.8	1,325.9

Shipments by Product (%)
Stainless/electrical	15.8%	16.2%
Coated	44.8%	44.0%
Cold-rolled	21.5%	21.6%
Tubular	2.4%	2.7%
Subtotal value-added shipments	84.5%	84.5%
Hot-rolled	13.4%	12.9%
Secondary	2.1%	2.6%
Subtotal non value-added shipments	15.5%	15.5%
Total shipments	100.0%	100.0%

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